Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of JPMorgan Chase & Co. of our report dated January 20, 2004 relating to the financial statements which appear in JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
July 29, 2004